U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 21, 2006

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Carrettera de Rubì 22-26, 08190 Sant Cugat del Vallès, Barcelona, Spain

(Address of principal executive offices)

Issuer’s telephone number 34-93-590-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of Private Media Group, Inc.’s (the “Company”) 2005 annual financial statements, management of the Company identified a design problem in the Company’s warehouse management information system and advised the Audit Committee and the Company’s Board of Directors on March 21, 2006 that the previously issued 2004 financial statements require restatement to adjust the carrying value of inventory of DVDs by Euro 1,118 thousand. Both the Audit Committee and the Company’s Board of Directors agreed on the same date to follow the advise of management to restate the 2004 financial statements. The Company’s Chief Financial Officer has discussed the matters disclosed in this filing with the Company’s independent auditors.

The previously reported total and per share amounts and the effects of this restatement on the previously reported results of operations for 2004, and the restated amounts are as follows:

	Net Income	Per share
		Basic	Diluted
	Euro	Euro	Euro
	(in thousands)
Amount previously reported	238	0.00	0.00
Reduction in inventories	(1,118)	(0.02)	(0.02)
Tax Impact	43	0.00	0.00

Restated amount	(837)	(0.02)	(0.02)

The overstatement of inventory of DVDs from 2004 has no impact on net income and earnings per share in 2005 since it was carried forward at the same value through September 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: March 24, 2006	/s/ Johan Gillborg
Johan Gillborg,
Chief Financial Officer

3